                                                                   EXHIBIT 10.11


                            555 TWIN DOLPHIN PLAZA






                       CROSSROUTE SOFTWARE, INCORPORATED
                           a California corporation

                            BASIC LEASE INFORMATION

                                 OFFICE LEASE

Lease Date:                       March 28, 1997

Landlord:                         SPIEKER PROPERTIES, L.P.
                                  a California limited partnership

Address of Landlord:              555 Twin Dolphin Drive
                                  Suite #110
                                  Redwood City, California 94065

Tenant:                           CROSSROUTE SOFTWARE, INCORPORATED
                                  a California corporation

Address of Tenant:                555 Twin Dolphin Drive
                                  Suite #190
                                  Redwood City, California 94065

Contact:                          Mr. Ken Ross  Telephone:  (415) 596-1300

Premises:                         Approximately 5,255 rentable square feet on
                                  the first floor of the building located at 555
                                  Twin Dolphin Drive, Redwood City, California,
                                  94065, as shown in the attached Exhibit "B"

Scheduled Term Commencement Date:               June 1, 1997

Scheduled Length of Term:                       Sixty (60) Months

Scheduled Term Expiration Date:                 May 31, 2002

Rent:                                           See Addendum #1, Rent, attached
                                                hereto and made a part hereof.

Security Deposit:                               $17,079

Tenant's Proportionate Share:                   2.65%

Permitted Use:                                  General Office

Occupancy Density:                              3.3/1,000 sqft

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above set forth and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.

LANDLORD:                               TENANT:

SPIEKER PROPERTIES, L.P.                CROSSROUTE SOFTWARE, INCORPORATED
------------------------                ---------------------------------
a California limited partnership        a California corporation

   By: Spieker Properties, Inc.
       a Maryland corporation

   Its: General Partner


By  /s/ Peter H. Schnugg            By     /s/ Kenneth Ross
    --------------------------          -----------------------------
    Peter H. Schnugg                       Kenneth Ross


Its  Senior Vice President          Its    President
     -------------------------          -----------------------------

Date:                               Date:

      4-7-97                               3/31/97
     -------------------------          -----------------------------

                                     LEASE

                               TABLE OF CONTENTS

                   Basic Lease Information
               1.  Premises                                                     3
               2.  Occupancy                                                    3
               3.  Term and Possession                                          3
               4.  Rent                                                         3
               5.  Restrictions On Use                                          4
               6.  Compliance With Laws                                         4
               7.  Alterations                                                  4
               8.  Repairs                                                      4
               9.  Liens                                                        5
               10. Assignment and Subletting                                    5
               11. Insurance and Indemnification                                6
               12. Waiver of Subrogation                                        7
               13. Services and Utilities                                       7
               14. Estoppel Certificate                                         8
               15. Security Deposit                                             8
               16. Substitution                                                 8
               17. Holding Over                                                 8
               18. Subordination                                                8
               19. Rules and Regulations                                        9
               20. Re-entry by Landlord                                         9
               21. Default by Tenant                                            9
               22. Damage by Fire, Etc.                                        11
               23. Eminent Domain                                              11
               24. Sale by Landlord and Tenant's Remedies                      12
               25. Right of Landlord To Perform                                12
               26. Surrender of Premises                                       12
               27. Waiver                                                      12
               28. Notices                                                     13
               29. Rental Adjustments                                          13
               30. Taxes Payable by Tenant                                     15
               31. Successors and Assigns                                      15
               32. Attorneys' Fees                                             15
               33. Light and Air                                               15
               34. Public Transportation Information                           15
               35. Miscellaneous                                               16
               36. Lease Effective Date                                        16

                   Signatures                                                  16
                   Addendum #1 - 3                                             17

                   Exhibit A        Rules and Regulations
                   Exhibit B        Outline of Premises, Suite #180
                   Exhibit D        Form of Tenant Certificate

                                     LEASE
                                     -----


THIS LEASE is made this of this 28th day of March, 1997 , between Spieker
                                ----        ------   --           ------
Properties, L.P. a California limited partnership (hereinafter called
-------------------------------------------------
"Landlord") and CrossRoute Software Incorporated, a California corporation
                ----------------------------------------------------------
hereinafter "Tenant").

PREMISES

1. Landlord leases to Tenant and Tenant leases from Landlord those premises (hereinafter called "Premises") outlined in red on Exhibit B attached hereto and made a part hereof, specified in the Basic Lease Information attached hereto. The Premises may be all or part of the building (the "Building") or of the project (the "Project") which may consist of more than one building.

OCCUPANCY

2. Tenant shall use the Premises for the Permitted Use and for no other use or purpose without the prior written consent of Landlord. No increase in occupant density of the Leased Premises shall be made which shall add to the burden of such use of the Building as determined by Landlord without the prior written consent of Landlord.

TERM AND POSSESSION

3.   (a)  The parties project that the term shall commence on the Scheduled
          Term Commencement Date and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue in full force until the Term Expiration Date. If the Premises are not delivered by Landlord by the Scheduled Term Commencement Date for any reason, Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. The Term Commencement Date shall be the first day of the calendar month next following the earlier of (i) the day when the Premises are substantially complete, or (ii) the date on which Tenant takes possession of, or commences the operation of its business in some or all of the Premises. If substantial completion occurs prior to the Scheduled Term Commencement Date, Tenant shall take occupancy. Landlord shall provide Tenant as much notice as circumstances allow of the date when Landlord expects to achieve substantial completion, based upon the progress of work. Should the Term Commencement Date be a date other than the Scheduled Term Commencement Date, either Landlord or Tenant, at the request of the other shall execute a declaration specifying the Term Commencement Date and the rent commencement date which shall be binding upon the parties as to the matters therein stated. Tenant's obligation to pay Rent and its other obligations for payment under this Lease shall commence upon the earlier of (i) the day when the Premises are substantially complete, or (ii) the date on which Tenant takes possession of, or commences the operation of its business in some or all of the Premises.

     (c) The Premises shall be substantially complete and possession shall be delivered when (i) installation of Building Standard Work (which shall not include installation of telephone and other communication facilities or equipment, finish work and decoration to be performed by Tenant) has occurred, (ii) Tenant has direct access from the street to the elevator lobby on the floor where the Premises are located (iii) Landlord is in a position to furnish Building services to the Premises, and (iv) Landlord's architect shall certify substantial completion with respect to the premises, whether or not substantial completion of the Building itself shall have occurred. Substantial completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar corrective work.

RENT

4. Tenant shall pay to Landlord throughout the Term Rent as specified in the Basic Lease Information, payable in equal monthly installments in advance on the first day of each calendar month during every year of the Term in lawful money of the United States, without deduction or offset whatsoever, to Landlord at the address specified in the Basic Lease Information or to such other firm or to such other place as Landlord may from time to time designate in writing by notice given as herein provided. Rent for the first month of the Term shall be paid by Tenant upon execution of this Lease. If the obligation for payment of Rent commences on other than the first day of a month as provided in paragraph 3(a), then Rent provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. If the Term terminates on other than the last day of a calendar month, then the Rent provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month next preceding the date of termination.

RESTRICTIONS ON USE

5. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purposes, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises.

COMPLIANCE WITH LAWS

6. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents or cause a cancellation or said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by alterations or improvements made by or for Tenant or Tenant's acts. The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord and Tenant.

ALTERATIONS

7. Tenant shall not make or suffer to be made any alterations, additions or improvements in, on or to the Premises or any part thereof without the prior written consent of Landlord; and any such alterations, additions or improvements in, on or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the Term, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. Notwithstanding the foregoing, Tenant shall be permitted to make non-structural alterations or additions, the costs of which do not exceed $1,000 per work of improvement, without Landlord's written approval.

     Notwithstanding the foregoing, Landlord, shall agree to allow Tenant to contract with outside licensed contractors for installation of additional approved tenant work for Tenant's account, subject to review and approval of all work and contractors by Landlord. Landlord shall have the right to collect from Tenant a supervision fee equal to 15% of the total direct costs associated with Tenant's improvements to the Premises, per the terms of Paragraph 7. Upon the expiration or sooner termination of the Term, Tenant shall upon demand by Landlord, at Tenant's sole cost and expense, with all due diligence remove all those alterations, additions or improvements made by or for the account of Tenant, designated by Landlord to be removed and Tenant shall with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition. At Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such alterations, additions or improvements and restoring the Premises to their original condition such cost to include a reasonable charge for Landlord's overhead and profit as provided above, and such amount may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

REPAIRS

8. By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair. At all times during the Term Tenant shall, at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting damage thereto by fire, earthquake, act of God or other elements. Tenant waives all right it may have under Section 1942 of the Civil Code of the State of California and any similar law, statues or ordinance now or hereafter in effect (to the full extent that such waiver may lawfully be given) authorizing or purporting to authorize Tenant to make repairs to or for the account of Landlord. Tenant shall upon the expiration or sooner termination of the Term hereof, unless Landlord demands otherwise pursuant to paragraph 7 hereof, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received or when first installed, damage by fire, earthquake, act of God or the elements excepted, Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specified in the Office Lease Improvement Agreement and no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth therein or in the Office Lease Improvement Agreement.

LIENS

9. Tenant shall keep the Premises free from liens arising out of or related to work performed, materials or supplies furnished or obligations incurred by Tenant or in connection with work made, suffered or done by Tenant in Premises or Building. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten
     (10) business days prior written notice of the commencement of any work in the Building or Premises which could lawfully give rise to a claim for mechanics' or materialmen's liens.

ASSIGNMENT AND SUBLETTING

10. Tenant shall not sell, assign, encumber or otherwise transfer this Lease or any interest therein (by operation of law or otherwise), sublet the Premises or any part thereof or suffer any other person to occupy or use the Premises or any portion thereof, nor shall Tenant permit any lien to be placed on Tenant's interest under this Lease by operation of law except in accordance with the provisions of this paragraph 10. For purposes hereof, sales, transfers or assignments of (i) a controlling interest in the stock of Tenant, if Tenant is a corporation, or of (ii) the general partnership interests sufficient to control management decisions if Tenant is a partnership or of (iii) the majority or controlling underlying beneficial interest, if Tenant is any other form of business entity, shall constitute an assignment subject to the terms of this paragraph 10.

     (a) In the event that Tenant should desire to sublet the Premises or any part thereof, Tenant shall provide Landlord with written notice of such desire at least ninety (90) days in advance of the date on which Tenant desires to make such sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to such space from and after that date, or (ii) to permit Tenant to sublet such space, subject, however, to the prior written approval of the proposed Sublessee by Landlord which said consent shall not be unreasonably withheld. If Landlord should fail to notify Tenant in writing of its election within said thirty (30) day period, Landlord shall be deemed to have waived option
          (i) above, but written approval of the proposed Sublessee shall still be required. Refusal by Landlord to approve a proposed Sublessee shall not constitute a termination of this Lease. In exercising its right of consent to a Sublessee it shall be reasonable for Landlord to withhold consent to any Sublessee who (aa) does not agree to assume the obligations of the Lease with respect to the space to be so sublet,
          (bb) does not agree to utilize the space so sublet for the Permitted Use, (cc) is of unsound financial condition as determined by Landlord, or (dd) will, in Landlord's opinion increase the occupant density in the Leased Premises. If Tenant proposes to sublease less than all of the Premises, election by Landlord of termination of this Lease with respect to space to be so sublet shall leave this Lease in full force and effect with respect to the remainder of the space, the Rent and Tenant's Proportionate Share of Operating Expenses and taxes shall be adjusted on a pro rata basis to reflect the reduction in Net Rentable Area of the Premises as retained by Tenant. This Lease as so amended shall continue thereafter in full force and effect and references herein to the Premises shall mean that portion thereof as to which the Lease has not been terminated.

     (b) Tenant shall not enter into any other transaction subject to this paragraph 10 without Landlord's prior written consent which said consent shall not be unreasonably withheld. It shall be reasonable for Landlord to withhold consent to any proposed transaction described in this paragraph 10 on any of the grounds specified in paragraph 10 (a) with respect to sublessee's or any other reasonable grounds.

     (c) Any rent or other consideration realized by Tenant under any such sublease or assignment to which Landlord has consented hereunder, in excess of the Rent payable hereunder, after amortization or the reasonable cost of the improvements over the remainder of the Term for which Tenant has paid and reasonable subletting and assignment costs, shall be divided and paid ninety percent (90%) to Landlord and ten percent (10%) to Tenant.

     (d) Any subletting hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this lease. Any purported assignment, subletting or other transaction to which paragraph 10 applies, which occurs contrary to the provisions hereof, shall be void. Landlord's consent to any assignment, subletting or other transaction to which this paragraph 10 applies shall not release Tenant from any of Tenant's obligations hereunder or constitute a consent with respect to any subsequent transaction to which this paragraph applies.

INSURANCE AND INDEMNIFICATION

11. (a) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises or the Building, or caused by gas, fire, oil or electricity in, on or about the Premises or the Building.

     (b) Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or properly whatsoever; (i) occurring in, on, or about the Premises or any part thereof, or (ii) occurring in, on or about any facilities (including, without prejudice to the generality of the term "facilities", elevators, stairways, lobbies, health clubs, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of or omission of any duty with respect to the same by Tenant, its agents, servants, employees or invitees. Tenant shall further indemnify and save Landlord harmless against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by Tenant in or about or from transactions of Tenant concerning the Premises, and will further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. In case any action or proceeding is brought against Landlord by reason of any claims or liability within the limits of the foregoing indemnity, Tenant shall defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord.

     (c) Landlord shall hold Tenant harmless from and defend Tenant against any and all claims or liability for any injury or damage to any person or property occurring in or about any facilities (including, without prejudice to the generality of the term "facilities", elevators, stairways, passageways or hallways), the use of which Tenant may have in conjunction with other tenants of the building, when such injury or damage shall be caused in whole or in part by the act, neglect, fault of or omission of any duty with respect to the same by Landlord, its agents, servants, employees or invitees. Landlord shall further indemnify and save Tenant harmless against and from any and all claims by or on behalf of any person, firm or corporation arising from the conduct or management of any work or thing whatsoever done by Landlord in or about, or from transactions of Landlord concerning, the Premises where such work is not being done for the account of Tenant; and Landlord will further indemnify and save Tenant harmless against and from any and all claims arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to the terms of this Lease or arising from any act or negligence of Landlord, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claims or action or proceeding brought thereon. In case any action or proceeding is brought against Tenant by reason of any claims or liability within the limits of the foregoing indemnity, Landlord shall defend such action or proceeding at Landlord's sole expense by counsel reasonably satisfactory to Tenant.

     (d) The provisions of paragraph 11 (b) and 11 (c) shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

     (e) Tenant shall purchase at its own expense and keep in force during the Term of this Lease a policy or policies of workers' compensation and comprehensive liability insurance, including personal injury and property damage, in the amount of Five Hundred Thousand Dollars ($500,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. The foregoing limits shall be increased in proportion to increases during the Term in the United States Department of Labor, Bureau of Labor Statistics, Cost of Living Index, All Urban consumers (1967=100) for the region in which the Leased Premises are located. Said policies shall: (i) name Landlord and any party holding an interest to which this Lease may be subordinated under paragraph 18 hereof, as additional insureds, and insure Landlord's contingent liability under this Lease; (ii) be issued by an insurance company acceptable to Landlord and licensed to do business in the State of California; and (iii) provide that said insurance shall not be cancelled unless ten (10) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of this Lease and upon each renewal of said insurance.

WAIVER OF SUBROGATION

12. To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder Landlord and Tenant each waive any right to recover against the other (i) damages for injury, to or death of persons, (ii) damages to property (iii) damage to the Premises or any part thereof, (ix,) damage to the Braiding or any part thereof, or (v) claims arising by reason of the foregoing, but only to the extent that any of the foregoing damages and/or claims referred to above are covered (and only to the extent of such coverage) by insurance actually carried by either Landlord or Tenant. This provision is intended to waive fully, and for the benefit of each party, any rights and/or claims which might give rise to a right of subrogation on any insurance carrier. The coverage obtained by each party pursuant to this Lease shall include, but without limitation, a waiver of subrogation by the carrier which conforms to the provisions of this paragraph.

SERVICES AND UTILITIES

13. (a) Landlord shall maintain the public and common areas of the Building, including lobbies, stairs, elevators, corridors and restrooms, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense.

    (b) Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises during ordinary business hours of generally recognized business days to be determined by Landlord (but exclusive, in any event, of Saturdays, Sundays and legal holidays), water and electricity suitable for the Permitted Uses of the Premises, heat and air conditioning required in Landlord's judgement for the comfortable use and occupation of the Premises for the Permitted Uses, janitorial services during the times and in the manner that such services are, in Landlord's judgement, customarily furnished in comparable buildings in the immediate market area, and elevator service which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord. Landlord shall have no obligation to provide additional or after-hours heating or air-conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord a reasonable charge for such services as determined by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of heating, ventilating and air-conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the Premises, and the cost thereof, including the cost of installation and the cost of operating and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

    (c) Tenant shall not without written consent of Landlord use any apparatus or device in the Premises, including without limitation, electronic data processing machines, punch card machines and machines using excess lighting or using current in excess of that which is determined by Landlord as reasonable and normal for the Permitted Use or which will in any way increase the amount of electricity or water usually furnished or supplied for the Permitted uses of the Premises; not connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electrical current or any other resource in excess of that usually furnished or supplied for the Permitted Use of the Premises, Tenant shall first procure the consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electrical current or other resource consumed for any such other use. Tenant shall pay directly to Landlord as an addition to and separate from payment of Basic Operating Costs the cost of all such energy, utility service and meters (and of installation, maintenance and repair thereof). Landlord may add to the metered charge a recovery of additional expense incurred in keeping account of the water, electrical current or other resource so consumed. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by making of repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

    (d) Any sums payable under this paragraph 13 shall constitute Additional Rent hereunder.

ESTOPPEL CERTIFICATE

14. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit D and made a part hereof indicating thereon any exceptions thereto which may exist at /hat time. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit D are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein. Landlord shall have the right to substitute for the attached Exhibit D a certificate in form required by Landlord's mortgagee or provider of financing.

SECURITY DEPOSIT

15. Concurrently with execution hereof, Tenant has paid to Landlord the Security Deposit in the amount stated on the Basic Lease Information Sheet as security for the full and faithful performance of Tenant's obligations under this Lease. Upon expiration of the Term or earlier termination hereof, the Security Deposit shall be returned to Tenant, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages to the Premises caused by Tenant and to clean the Premises. Landlord shall hold the Security Deposit for the foregoing purposes in accordance with the provisions of all applicable law.

SUBSTITUTION

16. At any time after execution of this Lease, Landlord may substitute for the Premises other premises in the Building (the "New Premises") upon not less than ninety (90) days prior written notice, in which event the new Premises shall be deemed to be the Premises for all purposes hereunder; provided, however, that:

     (a) The Net Rentable Area in the Premises is less than five thousand (5,000) square feet;

     (b) The New Premises shall be similar in area and in appropriateness for Tenant's purposes;

     (c) Any such substitution is effected for the purpose of accommodating a tenant who will occupy all or a substantial portion of the Net Rentable Area of the floor on which the Premises are located; and

     (d) If Tenant is occupying the Premises at the time of such substitution, Landlord shall pay the expense of moving Tenant, its property and equipment to the New Premises and shall, at its sole cost, improve the New Premises with improvements substantially similar to those Landlord has committed to provide or has provided in the Premises.

HOLDING OVER

17. If Tenant shall retain possession of the Premises or any part thereof without Landlord's consent following the expiration of the Term or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention triple the amount of the daily rental for the last period prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay. Alternatively, if Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period from month to month, or for one year, whichever shall be specified in such notice. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this paragraph shall waive Landlord's right to reentry or any other right. Unless Landlord exercises the option hereby given to it, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from Tenant while Tenant is holding over without Landlord's written consent.

SUBORDINATION

18. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground leases or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant At the request of Landlord, Tenant shall provide to Landlord its current financial statement or other information disclosing financial worth which Landlord shall use solely for purposes of this lease and in connection with the ownership, management and disposition of the property subject hereto.

RULES AND REGULATIONS

19. Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-compliance by any other Tenant or occupant of the Building with any of the rules and regulations.

RE-ENTRY BY LANDLORD

20. Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to provide any services to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility and to alter, improve or repair the Premises and any portion of the Building, Without abatement of Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed; provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant waives any claim for damages for any injury or inconveniences to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction, actual or constructive, of Tenant from the premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to change the arrangement and/or location of entrances or passageway, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known.

DEFAULT BY TENANT

21.  (a)  Events of Default:

          The occurrence of any of the following shall constitute an event of default on the part of Tenant:

          (1) Abandonment. Vacation or Abandonment of the Premises for a continuous period in excess of five (5) business days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this subsection (a) being deemed such notice to Tenant as required by said Section 1951.3;

          (2) Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder (or failure to pay any other amount required to be paid hereunder, all such obligations to be construed as the equivalent of obligations for payment of Rent) upon the date when said payment is due, such failure continuing without cure by payment of the delinquent Rent and late charge for a period of five (5) business days after written notice and demand; provided, however, that except as expressly otherwise provided herein, Landlord shall not be required to provide such notice more than twice during the Term, the third such non-payment constituting default for all purposes hereof without requirement of notice. For purposes of subparagraph 21(e), such failure shall constitute a default without requirement of notice.

               The due dates for payment of installments of rent provided for herein shall be absolute and the existence of a cure period or notice period shall not be deemed to extend said date for purposes of determining Tenant's compliance with its obligations hereunder.

          (3) Other Obligations. Failure to perform any obligations, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this subparagraph (a), such failure continuing for fifteen (15) business days after written notice of such failure (or such longer period as Landlord determines to be necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

          (4) General Assignment. A general assignment by Tenant for the Benefit of creditors;

          (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right, to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the day of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease:

          (6) Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof;

          (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

          (8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

     (b)  Remedies Upon Default.

          (1) Rent. All failures to pay any monetary obligation to be paid by Tenant under this Lease shall be construed as obligations for payment of Rent.

          (2) Termination. In the event of the occurrence of any event of default, Landlord shall have the right, with or without notice or demand, immediately to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

          (3) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under paragraph 21 (b) (2) hereof, and Landlord may enforce all its right and remedies under this Lease, including rout without limitation) the right to recover Rent as it becomes due; and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a Landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the premises or the appointment of receiver upon application of Landlord to protect Landlord's interests under this Lease shall not constitute an election to terminate Tenant's right to possession.

     (c)   Damages Upon Termination.

               Should Landlord terminate this Lease pursuant to the provisions of paragraph 21(b)(2) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California, or successor code section. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) shall be computed with interest at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. The "worth at the time of award" of the amount referred to in (iii) shall be computed by reference to competent appraisal evidence or the formula prescribed by and using the lowest discount rate permitted under applicable law.

     (d)  Computation of Rent For Purposes of Default.

          For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of paragraph 2 l(c), unpaid Rent shall consist of the sum of:

          (1) the total Basic Rent for the balance of the Term then remaining (with the amount of Basic Rent to be determined by reference to fair rental value being the subject of proof by competent evidence), plus

          (2) a computation of the excess of Gross Rent (the term "Gross Rent" meaning the sum of (i) rental adjustments payable pursuant to paragraph 29 and (ii) Basic Rent) over Basic Rent for the balance of the Term then remaining ("Excess Gross Rental"), the assumed excess Gross Rental for the calendar year of the default and each future calendar year in the Term to be equal to the Excess Gross Rental for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers) for the Metropolitan Area or Region of which San Francisco, California is a part.

     (e) Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid on or before the date the sum is due, an amount equal to five percent (5%) of the delinquency for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof.

     (f) Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and not alternative to the extent permitted by law and except as otherwise provided herein.

DAMAGE BY FIRE, ETC.

22. If the Premises or the Building are damaged by fire or other casualty, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of such damage under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof. In such event, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Rent while such repairs to be made hereunder by Landlord are being made. Said proportionate reduction shall be based upon the extent to which the making of such repairs to be made hereunder by Landlord shall interfere with the business carried on by Tenant in the Premises. Within twenty (20) days from the date of such damage, Landlord shall notify Tenant whether or not such repairs can be made within one hundred eighty (180) days from the date of such damage and Landlord's determination thereof shall be binding on Tenant. If such repairs cannot be made within one hundred eighty (180) days from the date of such damage, Landlord shall have the option within thirty (30) days of the date of such damage either to: (a) Notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs, in which event this Lease shall continue in full force and effect and the Rent shall be reduced as provided herein, or Co) notify Tenant of Landlord's election to terminate this Lease as of a date specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after notice is given. In the event such notice to terminate is given by Landlord, this Lease shall terminate on the date specified in such notice. In case of termination by either event, the Rent shall be reduced by a proportionate amount based upon the extent to which said damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Rent up to the date of termination. Landlord agrees to refund to Tenant any Rent previously paid for any period of time subsequent to such date of termination. The repairs to be made hereunder by Landlord shall not include, and Landlord shall not be required to repair, any damage by fire or other cause to the property of Tenant or any repairs or replacements of any paneling, decorations, railings, floor coverings or any alterations, additions, fixtures or improvements installed on the premises by or at the expense of Tenant. The provisions of Section 1942, subdivision 2, and
     Section 1933, subdivision 4, of the Civil Code of California are superseded by the foregoing.

EMINENT DOMAIN

23. If any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease at its option. If any part of the Building shall be taken or appropriated under power of eminent domain or conveyed in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, Landlord shall receive subject to the rights of Landlord's first mortgage (and Tenant shall assign to Landlord upon demand from Landlord) any income, rent, award or any interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of the sums paid by virtue 6f such proceedings, whether or not attributable to the value of the unexpired Term. If a part of the Premises shall be so taken or appropriated or conveyed and neither party hereto shall elect to terminate this Lease and the Premises have been damaged as a consequence of such partial taking or appropriation or conveyance, Landlord shall restore the Premises continuing under this Lease at Landlord's cost and expense; provided, however, that Landlord shall not be required to repair or restore any injury or damage to the property of Tenant or to make any repairs or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant. Thereafter the Rent for the remainder of the Term shall be proportionately reduced, such reduction to be based upon the extent to which the partial taking or appropriation or conveyance shall interfere with the business carried on by Tenant in the. Premises. Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term. this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay, in full, all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the Term.

SALE BY LANDLORD AND TENANT'S REMEDIES

24. In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment from Landlord. Landlord, or if Landlord is a partnership, its partners whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall never be personally liable for any such judgment.

RIGHT OF LANDLORD TO PERFORM

25. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing Tenant from any obligations of the Tenant, make any such payment or perform any such act on the Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate of eighteen percent (18%) per annum or the maximum rate permitted by law, whichever is less per annum from the date of such payment by the Landlord shall be payable as Additional Rent to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the Rent.

SURRENDER OF PREMISES

26. (a) Tenant shall, at least ninety (90) days before the last day of the Term, give to Landlord a written notice of intention to surrender the Premises on that day, but nothing contained herein shall be construed as an extension of the Term or as consent of Landlord to any holding over by Tenant.

     (b) At the end of the term or any renewal thereof or other sooner termination of this Lease, Tenant shall peaceably deliver up to Landlord possession of the Premises, together with all improvements, fixtures or additions thereto by whomsoever made, in the same condition as received, or first installed, wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant, at Tenant's sole cost, title to which shall be in Tenant until such termination, repairing any damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord.

     (c) The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

WAIVER

27. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

NOTICES

28. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by United States certified or registered mail, or Federal Express or singular overnight carrier, postage or freight prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, or Federal Express of similar overnight carrier, postage or freight prepaid, addressed to Landlord at the address specified in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a notice to Tenant.

RENTAL ADJUSTMENT

29. In addition to Basic Rent provided to be paid hereunder, Tenant shall pay as Rent Tenant's Proportionate Share of Basic Operating Cost in the manner set forth below.

     (a) Definition: For purposes hereof, the terms used in this Paragraph 29 shall have the following meanings:

          (1) "Basic Operating Cost" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and supporting facilities of the Building, and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building, including, but not limited to the following:

          (i) Wages, salaries and related expenses and benefits of all on-site and off-site employees engaged directly in the operation, management, maintenance, engineering and security of the Building, and the costs of an office in the Building; provided, however, that Basic Operating Cost shall not include leasing commissions paid to any real estate broker, salesperson or agent.

          (ii) Supplies, materials and rental of equipment used in the operation, management and maintenance of the Building.

          (iii) Utilities, including water and power, heating, lighting, air conditioning and ventilating of the Building.

          (iv) All maintenance, janitorial and service agreements for the Building and the equipment therein, including, without limitation, alarm services, window cleaning and elevator maintenance.

          (v) A management cost recovery determined by Landlord equal to three percent (3%) of Gross Rent derived from the Building.

          (vi) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Basic Operating Cost shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

          (vii) All insurance premiums and costs, including but not limited to, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake insurance (if Landlord elects to provide such coverage) applicable to the Building and Landlord's personal property used in connection therewith.

          (viii) Repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant).

          (ix) All maintenance costs relating to public and service areas of the Building, including (but without limitation) sidewalks, landscaping, service areas, mechanical rooms and Building exteriors.

          (x) All taxes, service payments in lieu of taxes, annual or periodic license or use fees, fees, real estate taxes, impositions or charges imposed upon or levied in connection with use of the Building to raise funds for public transit, housing or other environmental, sociological or fiscal effects of the Building or land use, assessments whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Building, the land upon which it is located, Building operations or Rent payable under this Lease (or any portion or component thereof), excepting only inheritance or estate taxes imposed upon or assessed against the interest of any person in the Building or any part thereof or interest therein, and taxes computed upon the basis of the net income of the owners of the Building or any part thereof or interest therein.

          (xi) Amortization (together with reasonable financing charges) of capital improvement made to the Building subsequent to the Term Commencement Date which will improve the operating efficiency of the building or which may be required to comply with laws, ordinances, rules or regulations promulgated, adopted or enforced after completion of the initial construction of the Building and improvements of the Premises pursuant to the Office Lease Improvement Agreement.

          Notwithstanding anything to the contrary herein contained, Basic Operating Cost shall not include (aa) the initial construction cost of the Building; (bb) depreciation on the initial construction of the Building; (cc) the cost of providing Tenant Improvements to Tenant or any other tenant; (dd) debt service (including, but without limitation, interest, principal and any impound payment) required to be made on any mortgage or deed of trust recorded with respect to the Building and/or the real property on which the Building is located other than debt service and financing charges imposed pursuant to paragraph 29(a)(1)(xi) above; and (ee) the cost of special services, goods or materials provided to any tenant. In the event that the Building is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Building had been one hundred percent (100%) occupied; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building including Tenant. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business). Basic Operating Cost shall not include specific costs incurred for the account of, separately billed to and paid by specific tenants.

          (2) "Estimated Basic Operating Cost" for any particular year shall mean Landlord's estimate of the Basic Operating Cost for such fiscal year made prior to commencement of such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in accordance with generally accepted accounting principles applied in a consistent manner.

          (3) "Basic Operating Cost Adjustment" shall mean the difference between Basic Operating Cost and Estimated Basic Operating Cost for any fiscal year determined as hereinafter provided.

     (b)  Payment of Estimated Basic Operating Cost.

          During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Basic Operating Cost for the ensuing fiscal year. The Estimated Basic Operating Cost for the fiscal year in which the Scheduled Term Commencement Date falls is set forth in the Basic Lease Information sheet. Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Costs with installments of Basic Rent required to be paid pursuant to paragraph 3 above for the fiscal year to which the estimate applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Rent for all purposes hereof. If at any time during the course of a fiscal year, Landlord determines that Basic Operating Cost will apparently vary from the then Estimated Basic Operating Cost by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Cost for the balance of such fiscal year and Tenant shall pay Tenant's Proportionate Share of the Estimated Basic Operating Cost as so revised for the balance of the then current fiscal year on the first day of each calendar month thereafter, such revised installment amounts to be Rent for all purposes hereof.

     (c)  Computation of Basic Operating Cost Adjustment.

          Within one hundred twenty (120) days after the end of each fiscal year as determined by Landlord or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Cost for the fiscal year just ended, accompanied by a computation of Basic Operating Cost Adjustment. If such statement shows that Tenant's payment based upon Estimated Basic Operating Cost is less than Tenant's Proportionate Share of Basic Operating Cost, then Tenant shall pay the difference within twenty (20) days after receipt of such statement, such payment to constitute additional Rent hereunder. If such statement shows that Tenant's payments of Estimated Basic Operating Cost exceed Tenant's Proportionate Share of Basic Operating Costs, then (provided that Tenant is not in default under this Lease), Tenant shall receive a credit for the amount of such payment against Tenant's obligation for payment of Tenant's Proportionate Share of Estimated Basic Operating Cost next becoming due hereunder. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Basic Operating Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement.

     (d)  Net Lease.

          This shall be a net lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions for payment of Basic Operating Cost by means of periodic payments of Tenant's Proportionate Share of Estimated Basic Operating Cost and the Basic Operating Cost Adjustment are intended to pass on to Tenant and reimburse Landlord for all cost and expenses of the nature described in paragraph 29(a)(1) above incurred in connection with ownership and operation of the Building and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Building.

     (e)  Tenant Audit.

          Tenant shall have the right, at Tenant's expense and upon not less than forty-eight (48) hours prior written notice to Landlord to review at reasonable times Landlord's books and records for any fiscal year a portion of which falls within the Term for purposes of verifying Landlord's calculations of Basic Operating Cost and Basic Operating Cost Adjustments. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under paragraph 29(c) above, Tenant shall have the right not later than twenty (20) days following the receipt of such statement, and upon condition that Tenant shall first deposit with Landlord the full amount in dispute, to cause Landlord's books and records with respect to such fiscal year to be audited by certified public accountants selected by Tenant subject to Landlord's reasonable right of approval. The Basic Operating Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund or credit by Landlord to Tenant in excess of ten percent (10%) of Tenant's Proportionate Share of the Basic Operating Cost Adjustment previously reported, the cost of such audit shall be borne by Landlord. Otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this paragraph 29(e) within twenty (20) days of receipt of Landlord's statement provided pursuant to paragraph 29(d), such statement shall be final and binding for all purposes hereof.

TAXES PAYABLE BY TENANT

30. (a) Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Landlord (or Tenant) during the Term of this Lease, whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (a) the value of Tenant's equipment, furniture, fixtures or other personal property located in the Premises; (b) the value of any leasehold improvements, alterations, or additions made in or to the Premises, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     (b) In the event that it shall not be lawful for Tenant so to reimburse Landlord, the Rent shall be revised to net Landlord the same net rent after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax. All taxes payable to Tenant under this paragraph 30 shall be additional rental.

SUCCESSORS AND ASSIGNS

31. Subject to the provisions of paragraph 10 hereof, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

ATTORNEYS' FEES

32. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the court in such action or proceeding.

LIGHT AND AIR

33. No diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

PUBLIC TRANSPORTATION INFORMATION

34. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant's sole reasonable cost and expense.

MISCELLANEOUS

35. (a) The term "Premises" shall be deemed to include (except where such meaning would be clearly repugnant to the context) the office space demised and improvements now or at any time hereinafter comprising or built in the space hereby demised

     (b) The paragraph headings hereto are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

     (c) The term "Landlord" in these presents shall include the Landlord, its successors and assigns. In any case where this lease is signed by more than one person, the obligations hereunder shall be joint and several.

     (d) The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.

     (e)  Time is of the essence of this Lease and all of its provisions.

     (f) This Lease shall in all respects be governed by the laws of the State of California.

     (g) This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations.

     (h) There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

     (i) This Lease may not be modified except by a written instrument by the parties hereto.

     (j) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

     (k) See Addenda #1 - #3 attached hereto and made a part hereof. If the term of the printed form and the terms of the Addendas are in conflict, the terms of the Addendas will prevail.

LEASE EFFECTIVE DATE

36. Submission of this instrument for examination or signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                  "LANDLORD"

                  SPIEKER PROPERTIES, L.P.
                  a California limited partnership

                  By: Spieker Properties, Inc.
                      a Maryland corporation

                  By:  /s/ Peter Schnugg
                     -------------------------------
                       Peter Schnugg

                  Its: Senior Vice President
                      ------------------------------

                  Date:  4-7-97
                       -----------------------------

                  "TENANT"

                  CROSSROUTE SOFTWARE, INCORPORATED
                  a California corporation

                  By:  /s/ Kenneth Ross
                     -------------------------------
                       Kenneth Ross

                  Its: President
                       -----------------------------
                  Date:
                       -----------------------------

     LEASE DATE:    March 28, 1997

     LANDLORD:      SPIEKER PROPERTIES,
                    L.P. a California limited partnership

     TENANT:        CROSSROUTE SOFTWARE, INCORPORATED
                    a California corporation



     ADDENDUM #1 RENT
     ----------------

     Rent for the Premises shall be as follows:

          Months 1 - 12
          -------------
          6/1/97 - 5/31/98

          Base Rent                   $13,243.00
          Basic Operating Costs
          (1997 Est.)                   3,836.00
                                      ----------
                                      $17,079.00 per month

          Months 13 - 24
          --------------
          6/1/98 - 5/31/99

          Base Rent                   $13,768.00
          Basic Operating Costs
          (1997 Est.)                   3,836.00
                                      ----------
                                      $17,604.00 per month

          Months 25 - 36
          --------------
          6/1/99 - 5/31/00

          Base Rent                   $14,294.00
          Basic Operating Costs
          (1997 Est.)                   3,836.00
                                      ----------
                                      $18,130.00 per month

          Months 37 - 48
          --------------
          6/1/00 - 5/31/01

          Base Rent                   $14,819.00
          Basic Operating Costs
          (1997 Est.)                   3,836.00
                                      ----------
                                      $18,655.00 per month

          Months 49 - 60
          --------------
          6/1/01 - 5/31/02

          Base Rent                   $15,345.00
          Basic Operating Costs
          (1997 Est.)                   3,836.00
                                      ----------
                                      $19,181.00 per month

     Rental rate includes a $.73 (1997 estimate) per square foot per month allowance for real estate taxes, assessments, insurance, normal routine maintenance, management, five (5) days per week janitorial service, and normal operating hours utilities. Should the actual expenses be more or less than this allowance, the difference shall be credited to Tenant, or owed by Tenant, as the case may be.

     ADDENDUM #2 TENANT IMPROVEMENTS
     -------------------------------

     Landlord, at its sole cost, shall provide the following tenant improvements:

          -  Shampoo carpets throughout office area
          -  Touch-up paint as necessary throughout office area

     ADDENDUM #3 LETTER OF CREDIT
     ----------------------------

     Upon execution hereof., Tenant shall provide Landlord with a Letter of Credit from a United States bank acceptable to Landlord, and naming Landlord as beneficiary in an amount equal to $51,236.00 (fifty one thousand two hundred thirty six dollars) and in the form and substance satisfactory to Landlord. This Letter of Credit shall be held throughout the entire length of the lease term. Said Letter of Credit shall serve as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease, including without limitation, the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall be payable at sight when accompanied by Landlord's signed statement that Tenant has failed to pay any rent or other amount due under the Lease and evidence of notice from Landlord to Tenant per the terms of this Lease.

     "Landlord"
     Spieker Properties, L. P.
     a California limited partnership

     By:  Spieker Properties, Inc.
          ------------------------
          a Maryland corporation


     By:  /s/ Peter Schnugg
          ------------------------
          Peter H. Schnugg

     Its: Senior Vice President
          ------------------------

     Date:  4-7-97
          ------------------------


     "TENANT"
     Crossroute Software, Incorporated
     a California corporation

     By:  /s/ Kenneth Ross
          ------------------------
          Kenneth Ross

     Its: President
          ------------------------

     Date:   3/31/97
          ------------------------

                             Rules and Regulations

     1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials or Landlord's choice and in a style and format approved by Landlord.

     2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

     3. Tenant shall not obstruct sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

     4. The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to execute any other names therefrom.

     5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

     6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

     7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate, No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

     9. Tenant moves and deliveries of large quantities of furniture, equipment or supplies must be accomplished after 5:30 pm on weekdays or anytime on weekends and must be coordinated with Landlord.

     10. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     11. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or materials other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

                                  Exhibit "A"
                                   Page -1-

     13. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws and regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day. Heat and air-conditioning shall be provided during ordinary business hours of generally recognized business days but not less than the hours of 8:00 am to 6:00 pm on Monday through Friday (excluding in any event Saturdays, Sundays and legal holidays it being understood that legal holidays shall mean and refer to those holidays of which Landlord provides Tenant with reasonable prior written notice which shall in any event include those holidays on which the New York Stock Exchange is closed).

     14   Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

     15. Landlord reserves the right to exclude from the building between the hours of 6:00 pm and 7:00 am the following day, or such other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of all such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

     16. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

     17. Tenant shall not obtain for use on the Premises ice, drinking water, food beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

     18. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     19. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

     20. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall, not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     21. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises, Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

     22. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

     23. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

     24. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

     25. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     26. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing or any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that used by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave shall be permitted, providing that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinance, rules and regulations.

     27. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

     28. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

                                  Exhibit "A"
                                   Page -2-

     29. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     30. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     31   The requirements of Tenants will be attended to only upon appropriate application to the off ice of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

     32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other Tenant, or prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     34. Landlord reserves the right to make such other and reasonable Rules and Regulation as, in its judgement, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

     35. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

     36. Tenant shall not occupy or permit any portion of Demised Premises to be occupied as an office that is not generally consistent with the character and nature of all other tenancies in the Building, or is (a) for an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of Demised Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation of dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a radio or television or recording studio, theater or exhibition-hall, for manufacturing for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of foot traffic in or about the Building or the land upon which it is located, or any of the areas used in the operation of the Building, including but not limited to any use (i) for a banking, trust company, depository, guarantee, or safe deposit business, (ii) as a savings bank, or as a savings and loan association, or as a loan company, (iii) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as a stock broker's or dealer's office or for the underwriting of securities, (v) a government office or foreign embassy or consulate, or (vi) tourist or travel bureau, or (b) a use which conflicts with any so-called "exclusive" then in favor of, or is for any use the same as that stated in any percentage lease to another tenant of the Building or the Site, or (c) a use which would be prohibited by any other portion of this Lease (including, but not limited to any Rules and Regulations then in effect) or in violation of law. Tenant shall not engage or pay any employees on Demised Premises, except those actually working for Tenant on Demised Premises nor shall Tenant advertise for laborers giving an address at Demised Premises.

     37. If Demised Premise is or becomes infested with vermin as a result of the use or any misuse or neglect of Demised Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

     38. Tenant, Tenant's agents, servants, employees, contractors, licensees or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking".

     39. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in Demised Premises.

     40.  Smoking will not be permitted in the Building.

     41. Landlord reserves the right to assess a $100 penalty to the Tenant whose employee(s) after repeated warnings continue to abuse parking privileges. Landlord also has the right to tow any vehicle(s) in violation at the vehicle owner's expense.

     42. Tenant shall not use lobbies or other common areas of the Building for promotion, such as parties, displays or advertisements.

     43. Tenants may reserve the Tenant Conference Room through the Building Manager on a first come, first served basis. Tenants shall comply with all check-in and cleanup of the conference room or Landlord reserves the right to assess a reasonable fee for maid service.

                                  Exhibit "A"
                                   Page -3-

                        Outline of Premises, Suite 180
                            Approximately 5,255 rsf

                                     (Map)

                                  Exhibit "B"
                                   Page -1-

                          Form of Tenant Certificate

CrossRoute Software: Incorporated
---------------------------------

555 Twin Dolphin Drive, Suite 190
---------------------------------

Redwood City, California 94065
------------------------------



RE:  Premises located at 555 Twin Dolphin Drive, Suite 180
     Redwood City, California 94065



Gentlemen:

The undersigned, as Tenant under that certain lease (the "Lease") dated March
                                                                        -----
28, 1997,
---------

made with Spieker Properties, L.P. as
          ------------------------

Landlord (the "Landlord"), does hereby certify:

1. That the copy of the Lease attached hereto as Exhibit A is a true and complete copy of the Lease, and that there are no amendments, modifications or extensions of or to the Lease and the Lease is now in full force and effect.

2. That its leased premises at the above location have been completed in accordance with the terms of the Lease, that it has accepted possession of said premises, and that it now occupies the same.

3. That it began paying rent on ________________, 19__, and that, save only as may be required by the terms of the Lease, no rental has been paid in advance, nor has the undersigned deposited any sums with the Landlord as security.

4. That there exists no defenses or offsets to enforcement of the Lease by the Landlord and, so far as is known to the undersigned, the Landlord is not, as of the date hereof, in default in the performance of the Lease, nor has the Landlord committed any breach thereof, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Landlord.

   The undersigned acknowledges that you are relying on the above representation of the undersigned in (advancing funds to purchase the existing first mortgage loan covering the building in which the leased premises are located) (in purchasing the building in which the leased premises are located) and does hereby warrant and affirm to and for your benefit, and that of your successors and assigns, that each of the foregoing representations is true, correct and complete as of the date hereof.


Dated:_________________________



By_____________________________
     Kenneth Ross

     Its_______________________

                                  Exhibit "D"
                                   Page -1-

                              LEASE AMENDMENT #1
                              ------------------


ORIGINAL LEASE DATE           March 28, 1997


LEASE AMENDMENT DATE:         October 6, 1997


LANDLORD:                     Spieker Properties, L.P.
                              a California Limited Partnership


TENANT:                       CrossRoute Software, Incorporated
                              a California Corporation

Landlord and Tenant, by executing this Lease Amendment as provided do hereby amend the Original Lease referred to above as follows:

1.   TERM
     ----

     The term of the Lease shall be extended so that the Scheduled Term Expiration Date, as defined per the Basic Lease Information within the Original Lease Agreement, shall be October 31, 2002.

2.   PREMISES
     --------

     The Premises of the Lease as defined per the Basic Lease Information shall be amended such that effective November 1, 1997, approximately 17,198 square feet of rentable space on the sixth floor of 555 Twin Dolphin Drive, known as Suite #600, shall be incorporated into the Original Lease Agreement, and approximately 5,255 square feet of rentable space on the first floor of 555 Twin Dolphin Drive, known as Suite #180, shall be reduced from the Original Lease Agreement. Total square footage shall increase from 5,255 to 17,198 rentable square feet.


3.   RENTAL RATE
     -----------

     Months 1 - 12
     (11/01/97 - 10/31/98)    Base Rent           $47,982.42
                              Op. Exp. (est '97)  $12.210.58
                                                  ----------
                              Total Rent          $60,193.00  per month

     Months 13 - 24
     11/01/98 - 10/31/99      Base Rent           $49,702.22
                              Op. Exp. (est '97)  $12,210.58
                                                  ----------
                              Total Rent          $61,912.80  per month

     Months 25 - 36
     11/01/99 - 10/31/2000    Base Rent           $51,422.02
                              Op. Exp. (est '97)  $12.210.58
                                                  ----------
                              Total Rent          $63,632.60  per month

     Months 37 - 48
     11/01/2000 - 10/31/2001  Base Rent           $53,141.82
                              Op. Exp. (est '97)  $12.210.58
                                                  ----------
                              Total Rent          $65,352.40  per month

     Months 49 - 60
     11/01/2001 - 10/31/2002  Base Rent           $54,861.62
                              Op. Exp. (est '97)  $12,210.58
                                                  ----------
                              Total Rent          $67,072.20  per month

4.   PROPORTIONATE SHARE
     -------------------

     Tenant's Share, as defined per the Basic Lease Information within the Original Lease Agreement shall increase effective November 1, 1997 from 2.65% to 8.66%.

CrossRoute Software, Incorporation
Lease Amendment #1
Page Two

5.   SECURITY DEPOSIT
     ----------------

     The of the Security Deposit, as defined in the Basic Lease Information of the Lease Agreement, shall increase from $17,079.00 to $60,193.00.

6.   LETTER OF CREDIT
     ----------------

     The amount of the Letter of Credit, as defined in Addendum #3 of the Original Lease Agreement, shall increase from $51,236.00 to $180,579.00.

7.   TENANT IMPROVEMENTS
     -------------------

     Landlord, at its sole cost, shall provide the following tenant improvements:

     .    New building standard carpet throughout entire office
     .    New paint throughout entire office

8. All other terms and conditions of the original Lease Agreement shall apply to this Lease Amendment #1. Agreed to this 7th day of October, 1997.



     LANDLORD:

     Spieker Properties, L. P.
     a California Limited Partnership

     By:  Spieker Properties, Inc.
          -----------------------------------
          a Maryland corporation

     Its: General Partner

     By: /s/  Peter H. Schnugg
         -----------------------------------
          Peter H. Schnugg

     Its: Senior Vice President
          ----------------------------------

     Date:  10-16-97
           ---------------------------------


     TENANT:

     Crossroute Software, Incorporated
     a California corporation

     By: /s/ Kenneth Ross
        ------------------------------------
         Kenneth Ross

     Its:  President
          ----------------------------------

     Date:  10/7/97
           ---------------------------------

                              EXPANSION AGREEMENT
                              -------------------

AMENDMENT NUMBER 2 TO THAT LEASE DATED MARCH 28,1997 AND AS AMENDED BY LEASE AMENDMENT #I DATED OCTOBER 6, 1997 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND CROSSROUTE SOFTWARE, INCORPORATED, AS TENANT, FOR PREMISES LOCATED AT 555 TWIN DOLPHIN DRIVE, REDWOOD CITY, CALIFORNIA.

Effective September 1, 1999, the above-described Lease will be amended as follows to provide for Tenant's expansion premises:

1.   Expansion Premises. Approximately 3,610 square feet of rentable area
     ------------------
     located on the third floor of the building known as 555 Twin Dolphin Drive. The Premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit A, Suite 350 and Exhibit A-1, Suite
     600).

2.   Premises. The Premises of the Lease as defined per the Basic Lease
     --------
     Information shall be amended such that effective September 1, 1999, the square footage shall increase from 17,198 rentable square feet to 20,808 rentable square feet.

3.   Rent. Base Rent for the Premises shall be as follows:
     ----

     9/1/99 - 10/31/99:   Sixty One Thousand Sixty Eight and 11/100ths dollars
                          ($61,068.11) per month plus Tenant's Proportionate
                          Share of Basic Operating Cost per Paragraph 29 of the
                          Lease. Tenant's Proportionate Share of Basic Operating
                          Cost through December 1999 is estimated to be $17,719.11 per month. Tenant's Proportionate Share of
                          Basic Operating Cost is estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

     11/1/99 - 10/31/00:  Sixty Two Thousand Seven Hundred Eighty Seven and
                          91/100ths dollars ($62,787.91) per month plus Tenant's Proportionate Share of Basic Operating Cost per Paragraph 29 of the Lease. Tenant's Proportionate Share of Basic Operating Cost through December 1999 is estimated to be $17,719.11 per month. Tenant's Proportionate Share of Basic Operating Cost is estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

     11/1/00 - 10/31/01:  Sixty Four Thousand Nine Hundred Five and 52/100ths
                          dollars ($64,905.52) per month plus Tenant's
                          Proportionate Share of Basic Operating Cost per Paragraph 29 of the Lease

     11/1/01 - 10/31/02   Sixty Seven Thousand Thirty Seven and 05/100ths
                          dollars ($67,037.05) per month plus Tenant's
                          Proportionate Share of Basic Operating Cost per
                          Paragraph 29 of the Lease.

5.   Security Deposit. The Security Deposit, as set forth in the Basic Lease
     ----------------
     Information of the Lease shall be increased from $60,193.00 to $75,000.00. The increase ($14,807.00) to the Security Deposit shall be due and payable upon execution of this Expansion Agreement

6.   Tenant's Proportionate Share. Tenant's Proportionate Share per the Basic
     ----------------------------
     Lease Information of the Lease shall increase effective September 1, 1999 from 8.66% to 10.49%

7.   Tenant Improvements. Tenant agrees to accept the Premises as so expanded in
     -------------------
     "as is" condition except for the improvements as described on the attached Exhibit B.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the expansion premises as well as to the original premises.

Dated:  6-22-99
        -------

IN WITNESS WHEREOF, the parties hereto have executed this Expansion Agreement the day and year first above written.

Landlord: SPIEKER PROPERTIES, L.P.
By: Spieker Properties, Inc.

       /s/ Nancy B. Gille
       ------------------

      By:  Nancy B. Gille
           --------------
      Its: Vice President
           --------------
      Dated:  6/24/99
              -------

Tenant:  EXTRICITY SOFTWARE, INCORPORATED

By: /s/ [ILLEGIBLE]^^
    -------------------

Its: VP Finance and CFO
     ------------------

Dated:   6-22-99
         -------

                                   EXHIBIT A

                                  THIRD FLOOR

                                    [GRAPH]

                                  EXHIBIT A-1

                                  SIXTH FLOOR

                                    [GRAPH]

                                   EXHIBIT B
                                   ---------
                            to Expansion Agreement

Landlord, at Landlord's sole cost and expense, shall perform or cause to be performed the following improvements to the Premises:

1.  Re-paint all interior walls; color selection by Tenant

2.  Steam clean carpeted area and clean/buff tiled area.

555 Twin Dolphin Drive
Suite 110
Redwood City, CA 94065
(415) 591-1717
Fax (415) 591-9502
                                                                [SPIEKER
LEASE COMMENCEMENT (START-UP) LETTER                            PROPERTIES LOGO]


October 7, 1999

Karin Duff
Extricity Software. Inc.
555 Twin Dolphin Drive, Suite 600
Redwood City, Ca 94065


     Re: Lease for Premises at 555 Twin Dolphin Drive, Redwood City, California (the "Lease,")

Dear Karin:

Per Paragraph 3 of the Lease dated March 28, 1997, this letter Will serve to define the term of the Expansion Agreement dated June 22, 1999, as beginning September 13, 1999, and ending on October 31, 2002.

Per paragraph 5 of the Expansion Agreement, please remit $14,807.00 for the increase of the security deposit.

Please amend the Letter of Credit No SB20011412, dated November 5, 1997 to reflect the name Extricity Software, Inc..

Please indicate your acceptance of this by signing where indicated below and returning all three (3) copies of this letter to our office. We will return a fully executed copy to you for your files.

Your full obligations is now due and payable, broken down as follows:

       Increase in Security Deposit                           14,807.00
       Base Rent, Ste. 350-September 13-30                     6,819.53
       Est. Operating Expenses, Ste 350- September 13-30       1,844.47
       Base Rent, Ste. 650-September                          49,702.22
       Est. Operating Expenses, Ste 650- September            14,645.00
       Base Rent, Sts. 350&650-October                        61,068.11
       Estimated Operating Expenses Sts. 350&650-October      17,719.l1
                                                           ------------
       total:                                                166,605.44
       Received:                                            (144,574.00)
       Total Outstanding:                                  $  22,031.44
                                                           ============

October 7, 1999
Karin Duff
Extricity Software, Inc.
Page 2

As a reminder, you will not be invoiced for rent. Please notify your accounting department that rent is due and payable on or before the first of each month. Please reference your Lease Id # (EXTRSOF01) on all checks sent to Spieker Properties. All checks should be made payable to Spieker Properties and mailed
                                                 ------------------
to the following address:

Spieker Properties
P.O. Box 45587
Department 11511
San Francisco, California 94145-0587

Please make a note that as of November 1, 1999, a rent increase will take place per your Lease and your monthly rental obligation will total $80,507.02 ($62,787.91 base rent, $17,719.11 for operating expenses).

Please furnish this office with current evidence of the insurance coverage required to be maintained by Tenant pursuant to Paragraph 11.E of the Lease, and, naming Spieker Properties, L.P., as an additional insured.

It is truly a pleasure having Extricity Software, Inc. as a Tenant at the Project and we wish you every success at your new location.

Should you have any questions or require any additional information, please feel free to call me at (650) 591-1717.

Sincerely,

/s/ Anne Risberg

Anne Risberg
Project Manager

AGREED AND ACCEPTED:

Spieker Properties, L.P.,                      Extricity Software, Inc.
a California limited partnership

By:  Spieker Properties, Inc.,
     a Maryland corporation
     its general partner

                                               By:  /s/ [ILLEGIBLE]^^
                                                    ----------------------------
                                               Its: ____________________________

     By:   /s/ [ILLEGIBLE]^^
          ---------------------------
     Its:        10/18/99
          --------------------------
                                               Approved as to Legal Fee

                                               Signed: [ILLEGIBLE]^^
                                                      ------------------
                                               Date:     10-11-99
                                                    --------------------

                                 AMENDMENT #3
                                 ------------

                              EXPANSION AGREEMENT
                              -------------------

AMENDMENT NUMBER 3 TO THAT LEASE DATED MARCH 28,1997 AND AS AMENDED BY LEASE AMENDMENT #1 DATED OCTOBER 6, 1997 AND AMENDMENT NUMBER 2 EFFECTIVE SEPTEMBER 1, 1999 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND EXTRICITY SOFTWARE, INC., FORMERLY CROSSROUTE SOFTWARE, INCORPORATED, AS TENANT, FOR PREMISES LOCATED AT 555 TWIN DOLPHIN DRIVE, REDWOOD CITY, CALIFORNIA.

Effective January 1, 2000, the above-described Lease will be amended as follows to provide for Tenant's second expansion premises (the "Second Expansion Premises"):

1.   Date of Agreement. The date of this Amendment Number 3 shall be December
     -----------------
     28, 1999.

2.   Second Expansion Premises. Approximately 5,255 square feet of rentable area
     -------------------------
     located on the first floor of the building known as 555 Twin Dolphin Drive as shown outlined in red on the attached floor plan (Exhibit A - Suite
     180).

3.   Premises. The Premises of the Lease as defined per the Basic Lease
     --------
     Information shall be amended such that effective January 1, 2000, the square footage shall increase from 20,808 rentable square feet to 26,063 rentable square feet. The Premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit A - Suite 180 (Second Expansion Premises), Exhibit A-l, Suite 350 ("Expansion Premises") and Exhibit A-2, Suite 600 ("Original Premises") collectively, the Premises.

4.   Term for Second Expansion Premises. The Term for the Second Expansion
     ----------------------------------
     Premises shall be sixty (60) months commencing January 1, 2000.

5.   Rent. Rent for the Second Expansion Premises shall be as follows:
     ----

     1/1/2000-12/31/2000:     Nineteen Thousand Four Hundred Sixty Six and
                              00/100ths dollars ($19,466.00) per month plus
                              Basic Operating Cost per Paragraph 29 of the
                              Lease. Operating expenses through December 2000 are estimated to be $4,707.00 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

     1/1/2001-12/31/2001:     Twenty Thousand One Hundred Forty Seven and
                              00/100ths dollars ($20,147.00) per month per month plus Basic Operating Cost per Paragraph 29 of the
                              Lease.

     1/1/2002-12/31/2002:     Twenty Thousand Eight Hundred Fifty Two and
                              00/100ths dollars ($20,852.00) per month per month plus Basic Operating Cost per Paragraph 29 of the
                              Lease.

     1/1/2003-12/31/2003:     Twenty One Thousand Eight Hundred Fifty Two and
                              00/100ths dollars ($21,582.00) per month per month plus Basic Operating Cost per Paragraph 29 of the
                              Lease.

     1/1/2004-12/31/2004:     Twenty Two Thousand Three Hundred Thirty Seven and
                              00/100ths dollars ($22,337.00) per month per month plus Basic Operating Cost per Paragraph 29 of the
                              Lease.

                              Rent for the Expansion Premises and the Original Premises shall remain as enumerated in Amendment Number 2 and shall not in any way be amended, modified or altered by this Amendment Number 3.

6.   Security Deposit.        Three hundred thousand and 00/100 dollars
     ----------------         ($300,000.00) in the form of a letter of credit
                              pursuant to the below-itemized terms.

     A. (i) Delivery of Letter of Credit. In addition to the existing Security Deposit currently held by Landlord, Tenant shall, on execution of this Amendment Number 3, deliver to Landlord and cause to be in effect during the Lease Term for the Second Expansion Premises an unconditional, irrevocable letter of credit ("LOC") in the amount specified above. The LOC shall be in a form acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

          (ii) Replacement of Letter of Credit. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 6 A.

          (iii) Landlord's Right to Draw on Letter of Credit. Landlord shall hold the LOC as security for the performance of Tenant's obligations under the Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of the Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 25 (Right of Landlord to Perform); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

     B. LOC Security Deposit. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC Security Deposit") in accordance with Paragraph 15 of the Lease.

     C. Restoration of Letter of Credit and LOC Security Deposit. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Amendment Number 3; or (b) reinstate the LOC to the full LOC Amount.

7.   Tenant's Proportionate Share. Tenant's Proportionate Share per the Basic
     ----------------------------
     Lease Information of the Lease shall increase effective January 1, 2000 from 10.49% to 13.14%. Upon the expiration or earlier termination of the Term for the Original Premises and the Expansion Premises, Tenant's proportionate share shall be reduced to 2.65%

8.   Tenant Improvements. Tenant agrees to accept the Second Expansion Premises
     -------------------
     as so expanded in "as is" condition.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Second Expansion Premises as well as to the Expansion Premises and the Original Premises. IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 3 as of the Date of Agreement above written.

Landlord: SPIEKER PROPERTIES, L.P.
By: Spieker Properties, Inc.

       /s/ Nancy B. Gille
     ----------------------

     By:  Nancy B. Gille
     Its:  Vice President

     Dated:  2/8/00
             ----------


Tenant:  EXTRICITY SOFTWARE, INC.

By: /s/ Stephan Albertolle
    -----------------------

Printed: Stephan Albertolle
         ------------------

Its: CFO
     ----------------------

Dated:_____________________